Norfolk Southern Corporation and Subsidiaries
                      Consolidated Statements of Income
                                (Unaudited)
                       ($ millions except per share)


                                                   Three Months Ended
                                                        March 31,
                                                   ------------------
                                                     2005       2004
                                                     ----       ----
Railway operating revenues:
  Coal                                           $    467    $    398
  General merchandise                               1,086         967
  Intermodal                                          408         328
                                                  -------     -------
    TOTAL RAILWAY OPERATING REVENUES                1,961       1,693
                                                  -------     -------

Railway operating expenses:
  Compensation and benefits                           604         545
  Materials, services and rents                       436         365
  Conrail rents and services (note 2)                  35         102
  Depreciation (note 2)                               193         129
  Diesel fuel                                         150         107
  Casualties and other claims (note 1)                 78          40
  Other                                                62          59
                                                  -------     -------
    TOTAL RAILWAY OPERATING EXPENSES                1,558       1,347
                                                  -------     -------

     Income from railway operations                   403         346

Other income - net                                      2          10
Interest expense on debt                             (128)       (121)
                                                  -------     -------
     Income before income taxes                       277         235

Provision for income taxes:
  Current                                              59          49
  Deferred                                             24          28
                                                  -------     -------
    TOTAL INCOME TAXES                                 83          77
                                                  -------     -------

    NET INCOME                                   $    194    $    158
                                                  =======     =======

Earnings per share:
  Basic                                          $   0.48    $   0.40
  Diluted                                        $   0.47    $   0.40

Average shares outstanding (000's):
  Basic                                           401,771     391,231
  Diluted                                         410,107     394,024


See notes to consolidated financial statements.

------------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                       Consolidated Balance Sheets
                              (Unaudited)
                              ($ millions)

                                              March 31,      December 31,
                                              --------       -----------
                                                2005             2004
                                                ----             ----
ASSETS
Current assets:
  Cash, cash equivalents and
    short-term investments                  $  1,119         $    669
  Accounts receivable - net (note 1)             890              767
  Materials and supplies                         114              104
  Deferred income taxes                          216              187
  Other current assets                           256              240
                                             -------          -------
    Total current assets                       2,595            1,967

  Investments                                  1,525            1,499

  Properties less accumulated depreciation    20,474           20,526

  Other assets (note 1)                          893              758
                                             -------          -------
    TOTAL ASSETS                            $ 25,487         $ 24,750
                                             =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable (note 1)                 $  1,098         $  1,090
  Income and other taxes                         227              210
  Other current liabilities                      295              239
  Current maturities of long-term debt           557              662
                                             -------          -------
    Total current liabilities                  2,177            2,201

Long-term debt                                 7,125            6,863

Other liabilities (note 1)                     1,313            1,146

Deferred income taxes                          6,618            6,550
                                             -------          -------
    TOTAL LIABILITIES                         17,233           16,760
                                             -------          -------
Stockholders' equity:
  Common stock $1.00 per share par value         425              421
  Additional paid-in capital                     833              728
  Unearned restricted stock                      (25)              (8)
  Accumulated other comprehensive loss            (2)             (24)
  Retained income                              7,043            6,893
                                             -------          -------
                                               8,274            8,010
  Less treasury stock at cost,
   20,907,125 shares                             (20)             (20)
                                             -------          -------
    TOTAL STOCKHOLDERS' EQUITY                 8,254            7,990
                                             -------          -------
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                   $ 25,487         $ 24,750
                                             =======          =======


See notes to consolidated financial statements.
----------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                  Consolidated Statements of Cash Flows
                              (Unaudited)


                                            Three Months Ended March 31,
                                                   ($ millions)
                                                 ---------------------------
                                                      2005         2004
                                                      ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        $  194       $  158
  Reconciliation of net income to
   net cash provided by operating activities:
    Depreciation                                       197          132
    Deferred income taxes                               24           28
    Equity in earnings of Conrail                       (6)         (15)
    Gains on properties and investments                 (7)          (1)
    Changes in assets and liabilities
     affecting operations:
       Accounts receivable                             (52)         (71)
       Materials and supplies                          (10)          (5)
       Other current assets                             23           20
       Current liabilities other than debt              36           40
       Other - net                                       9          (28)
                                                   -------      -------
        Net cash provided by operating activities      408          258

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions                                  (144)        (172)
  Property sales and other transactions                  4            1
  Investments, including short-term                   (303)         (23)
  Investment sales and other transactions              216            1
                                                   -------      -------
        Net cash used for investing activities        (227)        (193)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends                                            (44)         (32)
  Common stock issued - net                             66            5
  Proceeds from borrowings (note 3)                    332           88
  Debt repayments                                     (138)        (303)
                                                   -------      -------
        Net cash provided by (used for)
          financing activities                         216         (242)
                                                   -------      -------
        Net increase (decrease) in cash and
          cash equivalents                             397         (177)

CASH AND CASH EQUIVALENTS:
  At beginning of year                                 467          284
                                                   -------      -------
  At end of period                                $    864     $    107

SHORT-TERM INVESTMENTS AT END OF PERIOD           $    255     $      3
                                                   -------      -------

CASH, CASH EQUIVALENTS AND SHORT-TERM
  INVESTMENTS AT END OF PERIOD                    $  1,119     $    110
                                                   =======      =======

SUPPLEMENTAL DISCLOSURE OF CASHFLOW
 INFORMATION
  Cash paid during the period for:
    Interest (net of amounts capitalized)         $     70      $    71
    Income taxes                                  $     --      $    --


See notes to consolidated financial statements.
---------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.	GRANITEVILLE DERAILMENT -
      In the first quarter of 2005, NS recorded a liability related to the Jan. 6, 2005, derailment in Graniteville, SC. The liability, which includes a current and long-term portion, represents NS' best estimate based on current facts and circumstances. The estimate includes amounts related to business property damage and other economic losses, personal injury and individual property damage claims as well as third-party response costs. NS' commercial insurance policies cover expenses related to this derailment above NS' self-insured retention, including its own response costs and legal fees. Accordingly, the Consolidated Balance Sheet reflects a current and long-term receivable for estimated recoveries from its insurance carriers.

      First-quarter results include approximately $35 million of expenses related to this incident, which represents NS' retention under its insurance policies and other uninsured costs, and which reduced net income by approximately $21 million, or 5 cents per share (basic and diluted). NS expects $6 million of additional costs for the remainder of the year.

      While it is reasonable to expect that the liability for covered losses could differ from the amount recorded, such a change would be offset by a corresponding change in the recovery receivable.
      As a result, NS does not believe that it is reasonably likely that its total loss (the difference between the liability and future recoveries) will be materially different than the loss recorded in the first quarter of 2005. NS expects at this time that insurance coverage is adequate to cover potential claims and settlements above its self-insurance retention.

2.	CONRAIL CORPORATE REORGANIZATION -
	On August 27, 2004, NS, CSX and Conrail completed a corporate reorganization of Conrail that resulted in the direct ownership and control by Norfolk Southern Railway Company (NSR) of routes and assets that had previously been operated by NSR under operating and lease agreements with a Conrail subsidiary. As a part of the reorganization, NSR issued new unsecured debt obligations, which were exchanged for unsecured debt obligations of Consolidated Rail Corporation (CRC), a Conrail subsidiary. In addition, NSR entered into new lease and sublease arrangements with CRC to support CRC's secured debt and lease obligations, and the long-term note due to Conrail was eliminated. The reorganization did not affect the Shared Assets Areas, which continue to be owned and operated by CRC. After the reorganization, "Conrail rents and services" reflects only the expenses associated with the Shared Assets Areas, and other expenses (primarily the depreciation related to the routes and assets) are reflected in their respective line items.

3.	PAYMENTS TO CONRAIL -
	Payments made to Conrail in accordance with the operating and lease agreements in place before the Conrail corporate reorganization
      (see note 2 on page 4) reduced NS' "Net cash provided by operating activities." A significant portion of these payments was borrowed back from a Conrail subsidiary. The net borrowings were included in NS' "Net cash used for financing activities" and totaled $69 million in the first quarter of 2004.